As filed with the Securities and Exchange Commission on May 7 , 2014 Commission File No. 333-193768

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

 Registration Statement under the Securities Act of 1933

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.
(Name of issuer in its charter)

Nevada	7812	46-4333787
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Have Gun Will Travel Entertainment, Inc.
5850 Canoga Avenue, 4th Floor
Woodland Hills, CA 91367-6554
(818) 835-2822
(Address and telephone number of principal executive offices)

Tommie Ray, President
5850 Canoga Avenue, 4th Floor, Woodland Hills, CA 91367-6554, (818) 835-2822
 (Name, address and phone number of agent for service)

Copies of communications to:
Matthew C. McMurdo, Esq., 28 West 44th Street, 16th Floor, New York, NY 10036, (917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)
Common stock, $.001 par value per share	5,000,000	$.02	$100,000	$12.83

(1) Fee calculated in accordance with Rule 457(a) of the Securities Act of 1933. Proposed offering price used for calculating the registration fee.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus,   Subject to completion May 7 , 2014

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.

5,000,000 Shares of Common Stock

Have Gun Will Travel Entertainment, Inc. (“HGWT” or the “Company”) is offering a maximum of 5,000,000 shares of our common stock at $.02 per share (the “Shares”), in a best effort, direct public offering, by our officer and director. There is no minimum proceeds threshold for the offering. The offering will terminate within 180 days from the date of this prospectus. The Company will retain all proceeds received from these shares in this offering. There are no minimum purchase requirements for each investor. All proceeds retained by the Company may not be sufficient to continue operations.

HGWT is currently an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”). The Company has decided that it will opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b). The Company understands that this election is irrevocable.

The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company.  None of the Company’s shareholders have plans to enter a change of control or change of management.  None of our current management has previously been involved with a development stage company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control.

There is currently no public market for our shares of common stock.

The Company intends to engage a market maker to establish a public market for the shares being offered herein by listing on the OTC Markets, specifically the OTCQB.  To be quoted on the OTCQB, a market maker must file an application on the Company's behalf to make a market in the common stock. There is no guarantee that the Shares will ever be quoted on the OTCQB or any exchange.

The shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 8.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Company(2)
Per Share	$.02	$0	$.02

Total Maximum	$100,000	$0	$100,000

(1) Our shares in this offering will be sold exclusively by our officer and director for no compensation. There are no underwriting commissions involved in this offering.
(2) The proceeds to us are shown before deduction for legal, accounting, printing and other expenses estimated at $20,000.

HGWT does not plan to use this offering prospectus before the effective date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7 , 2014

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5

RISK FACTORS	11

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	16

USE OF PROCEEDS	17

DETERMINATION OF OFFERING PRICE	18

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	18

PLAN OF DISTRIBUTION	20

BUSINESS	22

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	29

DESCRIPTION OF PROPERTY	33

LEGAL PROCEEDINGS	33

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	33

EXECUTIVE COMPENSATION	35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36

DESCRIPTION OF SECURITIES	36

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	37

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	38

EXPERTS	39

WHERE YOU CAN FIND MORE INFORMATION	39

FINANCIAL STATEMENTS	40

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Until March 18, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 PROSPECTUS SUMMARY

The information presented is a brief overview of the key aspects of the offering. The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page 31 prior to making an investment decision.

Business Description

Have Gun Will Travel Entertainment, Inc. is an emerging full-service television pre-production company formed to create   original concepts and programming   in the reality television space for sale, option and licensure to independent producers, cable television networks, syndication companies, and other entities. To-date, the Company has fully completed 3 reality TV show concept projects, two of which have been sold and one is currently under review with a prospective buyer. The Company sold one reality TV concept on February 25, 2014 for $5,500 and a second reality TV concept on March 17, 2014 for $2,000. The Company is also currently developing several more reality show concepts in-house that it hopes to sell once completed In addition, the Company has contracted a graphic designer to assist in creating visual representations for its projects.

We need additional capital to further our business plan. Currently, we rely on the sales of our reality TV concepts to meet the current cost s and expenditures of operating the business. We believe that we will need a minimum of $ 32 , 5 00 in capital, including the capital raised in this offering, in order to maintain our current and planned operations through the next 12 months. This is based on our assumption that the Company anticipates to incur $20,000 in legal, accounting, printing and other expenses connected with this offering, and $12,500 to maintain our general, administrative and filing expenses. We intend to raise the capital through the sale of shares of our common stock and/or through the sale/option of our reality TV show concepts. No assurance can be given that HGWT will be able to obtain the necessary capital in order to continue operations or further our business plan . If we are unable to raise sufficient capital to sustain our operations, we will be required to delay or forego some portion of our business plan which would have a material adverse effect on our anticipated results from operations and financial condition.

HGWT has been able to generate minimal revenue since inception. During the quarter ended March 31, 2014 our revenues exceeded our expenses for the first time, resulting in net income totaling $1,767. Since inception our aggregate expenses have exceeded our aggregate revenues, resulting in an accumulated deficit of $8,262 as of March 31, 2014. Furthermore, HGWT’s auditor has expressed substantial doubt regarding our ability to continue as a going concern due to our status as a development stage company, lack of significant operations and accumulated deficit. As of March 31, 2014, our cash balance was $17,267 with current liabilities of $0, resulting in net working capital of $17,267. Since our inception, our monthly burn rate has amounted to approximately $3,940.50 and included, among others, initial business set-up fee and one-time engagement fees for professional services. Starting in April 2014, we anticipate our burn rate to decrease to approximately $1,000 per month until we become public and consist mainly of bank charges, professional fees, office rent and miscellaneous business expenses related to developing and marketing reality TV concepts. Once HGWT becomes public, we estimate our burn rate to increase to $2,300/mo due to costs of operating as a public company (increased accounting and legal fees), as well as costs of SEC reporting and compliance. HGWT expects to incur $ 13,800 in total expenses during the time that this Offering is open. We estimate our current cash will fund HGWT for the next 8 months.

Mr. Ray, the Company's sole officer and director, is managing the Company’s operations and undertaking all aspects of its strategic development. The Company has no employees at this time.

OVERVIEW

HGWT is currently an “emerging growth company” under the JOBS Act. A company loses its “emerging growth company” status on (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of its first sale of common equity securities pursuant to an effective registration statement under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which it is deemed to be a ‘large accelerated filer’, as defined in section 240.12b– 2 of title 17, Code of Federal Regulations, or any successor thereto. As an “emerging growth company,” HGWT is exempt from certain obligations of the Exchange Act including those found in Section 14A(a) and (b) related to shareholder approval of executive compensation and golden parachute compensation and Section 404(b) of the Sarbanes-Oxley Act of 2002 related to the requirement that management assess the effectiveness of the company’s internal control for financial reporting. Furthermore, Section 103 of the JOBS Act provides that as an “emerging growth company”, HGWT is not required to comply with the requirement to provide an auditor’s attestation of ICFR under Section 404(b) of the Sarbanes-Oxley Act for as long as HGWT qualifies as an “emerging growth company.” However, an “emerging growth company” is not exempt from the requirement to perform management’s assessment of internal control over financial reporting.

Have Gun Will Travel Entertainment, Inc. was incorporated under the laws of the state of Nevada on December 18, 2013. Our corporate and operational offices are located at 5850 Canoga Ave., 4th Floor, Woodland Hills, CA 91367, our telephone number is (818) 835-2822 and our fax number is (818) 835-2683.

We are a developmental stage corporation that is focused on creating original content in reality television programming genre capable of providing dynamic growth potential to the Company. We are a concept-development, or pre-production, business. The Company's overall plan of operations is to develop independent reality TV concepts for sale, option and licensure, with a goal toward catering to independent producers, cable television networks, syndication companies, and other entities. Currently, the Company does not have any agreements with, or sales to, any independent producers, cable television networks or syndication companies.

Since its inception, the Company has fully completed 3 reality TV concepts and has several more in different stages of development. The Company has realized its first 2 sales. The reality TV show concepts/treatments are sold on a pre-arranged flat fee basis. On February 25, 2014, HGWT sold its first reality TV concept for $5,500; on March 17, 2014, HGWT sold its second reality TV concept for $2,000. The four projects currently in development entail real-life situations of diverse groups of people coping with day-to-day pressures of personal relationships, making a living, and pursuing their passion. Two of the projects are in their final stages of completion and currently undergoing video editing for creation of a sizzle-reel. They are being developed under working titles "Drag Kings" and "Meet the Aras". The Company estimates these two projects to complete in the next 1-2 weeks. The other two projects are past their conceptualization phase and will need to move through the next phases of our product development process which includes consumer identification, commercial viability analysis and creative phase. They are being developed under the tentative project titles "Beyond the Ropes" and "Blagger Boys". Both of these projects are estimated to require additional 30 days till completion. Reality TV show concept developing is emotionally and intellectually demanding and, therefore, could be time-consuming; however, deadlines can be reasonably approximated: on average, a project may take up to 45 days to complete. Please see the BUSINESS section below for a more detailed description of the projects that are currently in development.

The Company currently is shopping around its Reality TV concepts/treatments, and has one finished reality TV concept under review with a prospective buyer. The length of the review process is highly individualized at a buyer’s discretion and may range from a few days up to no longer than 30 days. We anticipate selling more of our projects to the entertainment industry.

In the future, HGWT will also look to engage seasoned professionals in graphics, filmography, development and production to assist in advancing TV show concept to the next level of actual production.

It is anticipated that as the Company grows over the next twelve months, its management team will be expanded from its current one member to consist of additional members who have expertise in the reality television industry, as well as entrepreneurial experience.

PRODUCT DEVELOPMENT

The Company develops reality TV programming content in-house. Although reality TV is mostly unscripted and involves actors that are generally regular people living their lives, a lot of planning is involved behind the scenes of a reality TV production. In our product development process, we utilize the following phases:

- conceptualization
- consumer identification
- commercial viability analysis
- creative phase

HGWT is a reality TV concept-development, or pre-production, business. We do not produce reality shows, we sell our concepts to independent producers and production companies to be produced and distributed. Our President, Mr. Ray, currently handles all aspects of content development within the Company from conception to creation and execution. To date, all of our concepts have been developed "on spec" (unsolicited and non-commissioned), and required little to no capital expenditures.

The first step in our product development process is to come up with a concept for the reality TV show. Since HGWT is in the business of developing reality TV content for sale, it is essential to choose an idea that might provoke interest from prospective buyers and inspire them to see its potential. Mr. Ray uses the concept as an axis from which all other production decisions are to be made.

Next, Mr. Ray identifies the audience. Aiming the content at a specific consumer target market increases the chances of a reality TV show concept sparking interest from potential buyers, so it's important to determine the market that the reality show is intended for and to tailor the programming content appropriately to captivate the audience and transcend their expectations.

Once a concept has been selected and market identified, a third phase in reality TV production begins and Mr. Ray makes sure that the TV show concept falls in a commercially viable genre within that market. For example, some of the genres that enjoy success today are hidden camera shows such as What Would You Do, talent-search shows such as American Idol, documentary series about ordinary people such as the Jerseylicious, high-concept game shows such as Survivor, home improvement shows such as Flipping Out With Jeff Lewis, court shows featuring real-life cases such as The People's Court, etc.

HGWT then proceeds to develop the concepts into projects, and a creative phase begins. This is a crucial and very extensive phase during which Mr. Ray develops the format, characters, story lines and storyboards which are important tools for shaping the direction of the show, as well as shoots video and edits video clips, with the aim of creating a sizzle reel. While reality shows typically don't have scripts, Mr. Ray often writes a shooting script or an outline that details aspects of the reality TV concept. The final product of the Company's development process can be:

(a) a flashed out concept accompanied by a pitch which consists of a logline, a synopsis, and a treatment. A logline is a one-sentence description of the show. A synopsis is a brief summary of the show including information about the main characters and the theme of the show. A treatment is much like a synopsis of a show idea but is a more inclusive document which includes detailed descriptions of the characters and the show’s plot;

(b) a sizzle reel/trailer;

(c) a full pilot episode for a TV show (when financing is available).

TARGET MARKET

HGWT will target the Reality Television segments of the television syndication and cable network industry. The Company's success is greatly dependent on its ability to identify a gap in the market and cater to the unsatisfied demand.

Hollywood producers and development executives work full time to create or find new concepts to sell to TV networks. As the changing dynamics that the television industry has been experiencing in the recent years resulted in an acute shortage of development capital for new projects, independent TV producers and smaller production companies all rely on third parties to bring them new exciting developed projects to produce or distribute. This is the market that HGWT has identified and will attempt to fill.

MARKETING STRATEGIES

Management intends to maintain an extensive marketing campaign that we hope will ensure maximum visibility for the developed reality TV concepts among the targeted market. Although the Company will cater to the reality TV segments of the television syndication and cable network industry, the Company’s primary method of competition strategy is to market specifically to independent TV producers and smaller production companies.

Marketing Objectives

•           Establish a strong presence in targeted markets
•           Establish connections with entertainment advertising agencies and marketing firms
•           Build a network of industry contacts (e.g. utilizing Hollywood Creative Directory at hcdonline.com) to create additional visibility for the program

Other than the buyers of its two sold concepts, c urrently, HGWT does not have any existing relationships or agreements with independent TV producers, producer’s agents, or TV executives.

OUR GROWTH STRATEGY

The Company’s growth strategy is currently set as a three-stage initiative that the Company hopes will culminate within the next few years. During t he first stage , we plan on hiring additional employees , adding to the Board of Directors, and attempting to secur e the vital agreement s required to enter and participate in the lucrative fields of the Reality TV production industry, as well as capitalize on the demand for quality reality TV entertainment.

In the second phase, the Company plans to outsource and expand its internal operations by engaging seasoned professionals in graphics, filmography, development and production to assist in advancing a TV show concept to the next level of actual production.

In the third phase of HGWT’s growth strategy, management plans to direct its attention towards vertically integrating the operations that were previously outsourced, and becoming a full-service television production company that develops, sells, produces, packages and licenses shows and formats domestically and internationally.

The Terms of the Offering

Securities Being Offered	Up to 5,000,000 Shares of common stock

Minimum Securities Being Offered:	There is no minimum number of shares that need to be purchased for the Offering to be consummated.

Initial Offering Price:	We will sell our shares at a fixed price of .02 per share. This price was determined arbitrarily by us.

Compensation:	No compensation will be paid to the officer and director in connection with the sale of the shares.

Termination of Offering:
The offering will conclude when all of the 5,000,000 shares of common stock have been sold or 180 days from the date of this prospectus, whichever occurs earlier.  We may decide to terminate the offering for no reason whatsoever at the discretion of our management team.

Risk Factors:	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Common Stock Issued And Outstanding Before Offering:	8,500,000 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And Outstanding After Offering:	13,500,000 shares of common stock

Use of Proceeds:	We will use the proceeds from the sale of the common stock by the Company for general and administrative expenses, due diligence and general operating funds .

Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled "Financial Statements." You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis," our financial statements and related notes to the financial statements.

Statement of Operations Information:
As of March 31, 201 4

Since Inception
Revenues	$7,500
Expenses	$(15,762)
Profit (Loss) before income taxes	$(8,262)
Provision for income taxes	$0
Net loss	$(8,262)

Balance Sheet Information:
 As of March 31, 201 4

Since Inception
Total Assets	$17,267
Total Liabilities	$0
Common stock and paid in capital	$25,529
Total stockholders' equity	$17,267

RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks are set forth below. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks Relating to Have Gun Will Travel Entertainment, Inc.

Our Officer and Director has No Previous Experience in the Management of a Reality TV Production Company

Although Mr. Ray has acting and film directing experience, he has no specific experience in establishing and growing a reality TV show production company. This lack of experience may make it more difficult to establish the contacts and relationships necessary to successfully produce and sell reality TV show concepts and other related content. As a result, the Company will be relying heavily on the experience and business acumen of the President to establish an effective ongoing business strategy for our future operations. The Company currently does not carry insurance to compensate for the loss of services provided by the President.

Uncertainty as a Going Concern

Our future existence remains uncertain and the report of our independent auditors on our financial statements for the period ended December 30, 2013 includes an explanatory paragraph relating to our ability to continue as a going concern. From inception, we have not generated significant revenues and have suffered losses from operations and require additional financing. Ultimately, we need to generate revenues and attain profitable operations. These factors raise substantial doubt about our ability to continue as a going concern. There can be no assurance that HGWT will be able to develop commercially viable products or an effective marketing system. Even if we are able to develop commercially viable reality TV show concepts, there is no assurance that we will be able to attain profitable operations.

Our Business Plan and Operational Structure May Change

As an emerging company, we continually analyze our business plan and operations in the light of market conditions and developments.  As a result of our ongoing analyses, we may decide to make substantial changes in our business plan and operations. In the future, as we continue our internal analyses and as market conditions and our available capital change, we may decide to make organizational changes and/or alter some or all of our overall business plan. Currently, the Company has no intention of changing its business model or operations.

Limited Capital and Need for Additional Financing

The funds currently available to us are inadequate to further our business plan. Until we have achieved revenues sufficient for us to break-even, we will not be a self-sustaining entity, which could adversely impact our ability to be competitive in the reality TV space. We require additional funding for continued operations and will therefore be dependent upon our ability to raise additional funds through bank borrowing, equity or debt financing or asset sales. We expect to access the public and private equity and/or debt markets periodically to obtain the funds we need to support our operations and continued growth.  There is no assurance that we will be able to raise sufficient funds in this offering or to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to us in order to continue our operations or further our business plan . If we require, but are unable to obtain, additional financing in the future on acceptable terms, or at all, we will not be able to continue our business strategy, respond to changing business or economic conditions, withstand adverse operating results or compete effectively. If we cannot obtain needed funds, we may be forced to curtail or cease HGWT activities altogether. When additional shares are issued to obtain financing, current shareholders will suffer a dilutive effect on their percentage of stock ownership. There is no certainty that our expenditures will result in a profitable business as proposed.

HGWT May Incur Losses for the Foreseeable Future

We expect to incur losses for the foreseeable future and we may never become profitable. There are no assurances that significant revenues from the sales, options and licensure of our reality TV programming necessary for the Company to become break-even will occur. We expect our expenses to increase as we continue to develop the operations necessary to further our business plan.  Our expenses will continue to increase as we may hire additional employees; implement our marketing plans; pursue further research and development of our programming and other related content in the reality TV formats. We cannot now determine the amount by which our expenses will increase as we grow.

Changes in U.S., Global, or Regional Economic Conditions

We are susceptible to adverse impacts caused by domestic and/or international economic downturns (including the current challenging economic landscape) in the reality television markets in which we operate. A decline in economic activity in the U.S. and other regions of the world can adversely affect demand for entertainment, including reality TV shows, thus reducing our revenue. The most recent decline in economic conditions reduced spending at broadcasting studios for ad spots, and as a result TV networks had a smaller pool of revenue to buy reality TV shows from industry operators which HGWT is striving to be a part of, and similar impacts can be expected should such conditions recur. Additionally, an increase in price levels generally, or in price levels in a particular sector such as the energy sector, could result in a shift in consumer demand away from the Reality TV entertainment products we offer, which could also adversely affect our revenues and, at the same time, increase our costs. A decline in economic conditions could also reduce the amount consumers are allowing for cable services offering reality TV shows (such as Bravo, A&E, etc.) Economic conditions can also impair the ability of those with whom we anticipate to do business to satisfy their obligations to us. There can be no assurance that we will survive any such economic downturn, or if we do survive, that we will be capable of executing or furthering, to any meaningful degree, the originally conceived business plans.

Changes in Public and Consumer Tastes and Preferences for Reality TV Shows

We create reality TV entertainment products whose success depends substantially on consumer tastes and preferences that change in often unpredictable ways. The success of our business depends on our ability to consistently create and sell original reality TV programming that meet the changing preferences of the broad consumer market. Moreover, we may invest substantial amounts in production of a sizzle reel/trailer, or pilot before we learn the extent to which our product will earn consumer acceptance. If our products do not achieve sufficient consumer acceptance, our revenue from reality TV concept sales/options/licensure may decline or fail to grow to the extent we anticipate when making investment decisions and thereby adversely affect the profitability of our business.

Lack of Diversification

Currently, HGWT has no employees and its management consists of one member – our sole officer and director Tommie Ray. Our size makes it unlikely that we will be able to commit our funds to diversify the business until HGWT has a proven track record, and we may not be able to achieve the same level of diversification as larger entities engaged in this type of business.

Competition from Other Reality TV Show Producers and Production Companies

Virtually any company that is engaged in developing and producing reality TV show concepts is considered HGWT’s competition. Potential competitors may have greater name recognition, industry contacts and more extensive customer bases that could be leveraged to accelerate their competitive activity. Moreover, potential competitors may establish future cooperative relationships among themselves and with third parties to enhance their products in this reality television market space in which we propose to operate. Consequently, competitors or alliances may emerge and rapidly acquire significant market share. Furthermore, there are relatively low barriers to entry which allows easy access to competitors. Also, there are a limited number of consumers of any concept the Company produces. Finally, there are a number of well-established providers of similar services. Each of the aforementioned can lead to intense competition. We cannot assure you that we will be able to compete effectively with any competitor or that the competitive pressures faced by us will not harm our business. Such intense competition will limit our opportunities and have a materially adverse effect on our profitability or viability.

Limited Industry Relationships and Agreements

Other than the buyers of our two completed reality TV concepts, HGWT does not currently have any relationships or agreements with independent TV producers, producer’s agents, or TV executives. This lack of industry connections may make it more difficult for HGWT to sell its fully developed concepts in the future.

Dependence on the Maintenance of Intellectual Property Rights in Our Products

While we have not incurred any costs to date protecting the intellectual property we developed in our 3 completed reality TV concepts, t he unauthorized use of our intellectual property rights may cause HGWT to incur the cost of protecting these rights or reduce our revenues. HGWT has yet to incur such costs because we have yet to file to intellectual property protection of our developed concepts. The unauthorized use of intellectual property in the entertainment industry generally continues to be a significant challenge for intellectual property rights holders.

With respect to intellectual property developed by the Company, the Company is subject to the risk of challenges to our concept rights by third parties. Successful challenges to our rights in intellectual property may result in increased costs for obtaining rights or the loss of the opportunity to earn revenue from the intellectual property that is the subject of challenged rights. The Company is not aware of any challenges to its intellectual property rights that it currently foresees having a material effect on its operations.

Inability to Attract and Retain Qualified Personnel

HGWT management team currently consists of one member – sole officer and director Tommie Ray. We anticipate that as the Company grows, it will be expanded from its current one member to consist of additional members who have expertise in the reality television industry, as well as entrepreneurial experience. Our future success depends in significant part on our ability to attract and retain key management and marketing personnel. Competition for highly qualified professional, business development, and management and marketing personnel is intense. We may experience difficulty in attracting new personnel, may not be able to hire the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we currently expect. A shortage in the availability of qualified personnel could limit our ability to grow. We cannot assure you that we will succeed in attracting and retaining the personnel we need to grow.

Loss of Services of Key Man

Our future success depends in a large part upon the continued contributions and services of our President Tommie Ray.  Mr. Ray is the sole contributor of reality TV concepts to the Company, as well as its sole officer, director and current investor. Mr. Ray would be very difficult to replace. This individual is critical to the overall management of HGWT .  The loss of the key contributor, or the failure of Mr. Ray to perform, could materially and adversely affect HGWT’s performance. We do not maintain any key-person life insurance policies.

Indemnification Requirements

HGWT may be required to indemnify, among others, the officer and director for liabilities incurred in connection with the affairs of HGWT. Such liabilities may be material. The indemnification obligations of HGWT would be payable from the assets of HGWT, thus causing a material adverse effect on the Company’s operations.

Requirements to Maintain Proper and Effective Internal Controls

HGWT must ensure that adequate internal financial and accounting controls and procedures are in place so that it can produce accurate financial statements on a timely basis. HGWT must spend considerable effort on establishing and maintaining internal controls, which is costly and time-consuming and needs to be re-evaluated frequently. Implementing any appropriate changes to the internal controls may entail substantial costs to modify HGWT’s existing financial and accounting systems, take a significant period of time to complete, and distract HGWT’s sole officer and director from the operation of our business. These changes may not, however, be effective in maintaining the adequacy of HGWT’s internal controls, and any failure to maintain that adequacy, or a consequent inability to produce accurate financial statements on a timely basis, could increase operating costs and could materially impair HGWT’s ability to operate our business. In addition, investors’ perceptions that HGWT’s internal controls are inadequate or that it is unable to produce accurate financial statements may seriously affect the stock price.

Changes in Financial Accounting Standards or Practices

A change in accounting standards or practices can have a significant effect on HGWT’s operating results and may affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of existing accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect HGWT’s reported financial results or the way we conducts our business.

Significant Costs of Operating as a Public Company

As a public company, HGWT will incur significant accounting and other expenses. These expenses include increased accounting, legal and other professional fees, insurance premiums and investor relations costs. HGWT’s management needs to devote a substantial amount of time to compliance issues. Moreover, HGWT’s legal and financial compliance costs are material.

The Costs and Expenses of SEC Reporting and Compliance

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Exchange Act. The costs of complying with such requirements may be substantial. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

Limited Protection against Interested Director Transactions, Conflicts of Interest and Similar Matters

We do not currently have audit or compensation committees. As a result, our director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

Possible Regulatory Changes

The SEC and other regulators, from time to time, review the public company arena and our relationship to the securities markets and investors. As a result of such reviews, the SEC and such regulators may propose additional regulations that would affect HGWT. Such regulations could increase the cost of operating HGWT and subject it to new regulatory filing or registration requirements.

The Impact of Governmental Regulation

Our business may be subjected to applicable laws and regulations, including laws and regulations on taxation and employment matters. Compliance with such laws and regulations will increase our cost of operations and would decrease our net profit.

HGWT’s Short Existence and Lack of a Guaranty that the Company will continue to generate revenue in the future

HGWT has only been in existence since December of 2013. Therefore, the sample size of our operations is small. So, while we have generated revenue during such period, HGWT can provide no assurances that it will continue to generate revenue in the future.

Risks of Purchasing Shares

Possible Loss of Entire Investment in the Company

This offering is intended for investors who can accept the applicable risks. Prospective investors should not subscribe unless they can readily bear the consequences of the loss of their entire investment. Being that the Company’s management has limited experience in this industry, such loss of investment may be more likely to occur.

Exchange Fluctuations may Decrease the Value of your Investment

Shares will be priced in US dollars, and persons investing by converting foreign currency will bear the risk of such conversion. The Company understands that foreign investors may be attracted to investments in the reality TV industry, therefore be more likely to invest in securities, such as the Company’s common stock. The value of such investments may be affected favorably or unfavorably by fluctuations in exchange currencies. In addition, prospective investors whose assets and liabilities are primarily denominated in currencies other than US Dollars should take into account the potential risk of loss arising from fluctuations in the rate of exchange between the currency of the investment and such other currency.

Additional Dilution as Additional Shares are Issued

Additional offerings will likely have to be made in the future to raise capital to meet operating cash flow needs. Such offerings may include warrants for issuance of additional common stock, further diluting the number of shares of common stock outstanding from time to time. An increase in the number of our shares of common stock from these events or others may result in a decrease of the market price for our common stock and will dilute the ownership interest of current shareholders.

Future Debt Financing may Involve Restrictive Covenants

Future debt financing transactions, if available, may involve restrictive covenants, which may limit the Company’s operating flexibility with respect to certain business matters. If additional funds are raised through debt financing, the debt holders may require the Company to make certain agreements or covenants, which could limit or prohibit the Company from taking specific actions, such as establishing a limit on further debt, a limit on dividends, a limit on sale of assets, or specific collateral requirements. Furthermore, if the Company raises funds though debt financing, the Company would also become subject to interest and principal payment obligations. In either case, if the Company was unable to fulfill either of the covenants or the financial obligations, the Company may risk defaulting on the loan, whereby ownership of the Company’s assets could be transferred from the shareholders to the debt holders.

Shares Eligible for Future Sale under Rule 144 May Adversely Affect the Market Value for our Securities

From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although our current stockholder has no current intention or ability to sell his shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse affect on the market price of our securities.

If Securities or Industry Analysts do not publish Research or Reports about HGWT’s Business or if they issue an Adverse or Misleading Opinion Regarding HGWT Stock, its Price and Trading Volume could Decline

The trading market for HGWT’s common stock will be influenced by the research and reports that industry or securities analysts publish about HGWT or its business, if any. Negative reports could have a negative impact on HGWT’s stock price.

Our Shares will be deemed to be "Penny Stocks” and will be Subject to Various Eligibility and Disclosure Requirements on Broker-Dealers engaged in the Resale of these Shares

The shares offered in this prospectus will be "penny stocks" as that term is defined in the Securities Exchange Act of 1934, as amended, (the ‘Exchange Act”) to mean, among other definitions, equity securities with a price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or an accredited investor must make a special suitability determination regarding the purchaser and provide special disclosure documents to the purchaser. The imposition of these suitability standards and special disclosures could reduce an investor's ability to resell the shares at a time or price desired. See the section "Market for Common Equity and Related Stockholder Matters."

We do not foresee paying Cash Dividends in the Foreseeable Future

We have never paid cash dividends on our common stock and we do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors' sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of the Company at or above the price they paid for them.

There May be an Absence of a Trading Market

There currently is no trading market for our stock. While we intend to utilize a marker maker to apply for quotation on the OTC Markets (“OTCQB”) following completion of this offering, we cannot assure you that a public market will ever develop. There is no guarantee that the Shares will ever be quoted on the OTCQB or any exchange. Furthermore, y ou will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our shares. We expect the initial market for our stock to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in HGWT. Additionally, the IPO offering price of $.02 per share may not reflect the current value of our shares after the offering. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell your shares when desired or result in your receiving a lower price for your shares upon their sale than you paid in this offering.

If we fail to Remain Current on our Reporting Requirements, we could be removed from Quotation by the OTCQB

Companies quoted on the OTCQB must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB.  Assuming we are ever quoted on the OTCQB, i f we fail to remain current on our reporting requirements, we could be removed from the OTCQB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Changes in Tax Rules or Interpretations could Cause a Shareholder to become subject to Additional Taxes

Federal income tax legislation may be amended, or its interpretation changed, so as to alter fundamentally the tax consequences of holding or disposing of shares of common stock. The investor should consult his, her or its own tax counsel for tax matters via this investment opportunity.

There is No Minimum Purchase Amount

The Offering described herein has no minimum purchase amount required in order to consummate the Offering. Therefore, the costs of the Offering may greatly outweigh the fiscal benefit to HGWT of undertaking the Offering. This could cause HGWT to lose money by doing the Offering and cause an investor to lose his or her entire investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

USE OF PROCEEDS

We will use our best efforts to raise a maximum of $100,000 in this offering. We are requiring no minimum offering proceeds threshold. The table below summarizes how we will utilize the proceeds of this offering, including in the event that the Company raises less than the full amount expected ($100,000). The actual amount of proceeds realized may differ from the amounts summarized below (1) . In order to successfully carry out our stated goals, HGWT would need $32,500, including capital raised in this offering. While HGWT hopes to secure such funds in the Offering described herein, there is no minimum offering amount. If we cannot obtain needed funds, we may be forced to curtail or cease HGWT activities altogether.

	If 10% of	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold	Shares Sold
GROSS PROCEEDS	$10,000	$25,000	$50,000	$75,000	100,000
Offering Expenses (2)	$20,000	$20,000	$20,000	$20,000	$20,000
NET PROCEEDS	$(10,000)	$5,000	$30,000	$55,000	$80,000
General and Administrative Expense (3)	$0	$0	$10,000	$15,000	$20,000

Operating Funds (4)	$(10,000)	$5,000	$20,000	$40,000	$60,000

(1) The amounts set forth above are estimates by management for the allocations of the net proceeds of this offering based upon the current state of our business operations, our business plan and current economic and industry conditions.

(2) Offering expenses include legal, accounting, printing, filing, registration, qualification, and other expenses of Have Gun Will Travel Entertainment, Inc. and the offering of the Shares including marketing and sales costs . We will pay no commissions or other compensation to our officer and director who will be exclusively offering the Shares. To the extent offering expenses are less, the excess funds will be added to operating funds .

(3) General and administrative expenses shall include the costs associated with being a reporting company under the Exchange Act ($7,500 to $12,500). Additionally, general and administrative expenses include rent ($1,000 to $2,000), telephone and utilities ($500 to $1,000) and running our office and accounting ($1,000 to $4,500.)

(4) Operating funds are used to pay the cost s related to obtaining business equipment and supplies ( $3,000 to $6,000), marketing of our products ($2,000 to $4,000), travel ($5,000 to $10,000), and costs associated with the filming, editing and creation of sizzle reel/trailer/pilot ($10,000 to $40,000). If less than 20% of the shares are sold the cost of the offering will exceed the net proceeds and result in a decrease in our operating funds.

DETERMINATION OF OFFERING PRICE

Our initial offering price of $.02 per share was arbitrarily determined and bears no relationship to our current assets, earnings, book value or any other objective standard of value. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering our common stock at a price per share that is significantly more than the price per share paid by our current stockholder for our common stock. We are offering for sale up to 5,000,000 shares of common stock with proceeds going to the Company. If you purchase Shares in this offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering. Based upon 8,500,000 issued and outstanding shares of Common Stock on December 31, 2013, our net tangible book value per share was $0.002, or $0.002 per share.

After giving effect to the sale of the maximum of 5,000,000 Shares being offered in this offering, at $0.02 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $80,000 to $100,000 or $0.007 per share.

The following table illustrates the pro forma per share dilution described above assuming 5,000,000 shares are sold:

5,000,000
Shares Sold

Offering Price per share	$0.02

Net tangible book value per share before the offering	$0.002

Pro forma net tangible book value per share after the offering	$0.007

Dilution per share to new investors	$0.013

After giving effect to the sale of 75% of the Shares (3,750,000 shares) being offered in this offering, at $0.02 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $55,000 to $75,000 or $0.006 per share.

The following table illustrates the pro forma per share dilution described above assuming 3,750,000 shares are sold:

3,750,000
Shares Sold

Offering Price per share	$0.02

Net tangible book value per share before the offering	$0.002

Pro forma net tangible book value per share after the offering	$0.006

Dilution per share to new investors	$0.014

After giving effect to the sale of 50% of the Shares (2,500,000 shares) being offered in this offering, at $0.02 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $30,000 to $50,000 or $0.005 per share.

The following table illustrates the pro forma per share dilution described above assuming 2,500,000 shares are sold:

2,500,000
Shares Sold

Offering Price per share	$0.02

Net tangible book value per share before the offering	$0.002

Pro forma net tangible book value per share after the offering	$0.005

Dilution per share to new investors	$0.015

After giving effect to the sale of 25% of the Shares (1,250,000 shares) being offered in this offering, at $0.02 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $5,000 to $25,000 or $0.003 per share.

The following table illustrates the pro forma per share dilution described above assuming 1,250,000 shares are sold:

1,250,000
Shares Sold

Offering Price per share	$0.02

Net tangible book value per share before the offering	$0.002

Pro forma net tangible book value per share after the offering	$0.003

Dilution per share to new investors	$0.017

After giving effect to the sale of 10% of the Shares (500,000 shares) being offered in this offering, at $0.02 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would decrease by $10,000 to $10,000 or $0.001 per share.

The following table illustrates the pro forma per share dilution described above assuming 500,000 shares are sold:

500,000
Shares Sold

Offering Price per share	$0.02

Net tangible book value per share before the offering	$0.002

Pro forma net tangible book value per share after the offering	$0.001

Dilution per share to new investors	$0.019

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this offering:

Maximum Offering of 5,000,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$25,529	20.3%	8,500,000	63%
New Investors	$100,000	79.7%	5,000,000	37%

75% Offering of 5,000,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$25,529	25.4%	8,500,000	69%
New Investors	$75,000	74.6%	3,750,000	31%

50% Offering of 5,000,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$25,529	33.8%	8,500,000	77%
New Investors	$50,000	66.2%	2,500,000	23%

25% Offering of 5,000,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$25,529	50.5%	8,500,000	87%
New Investors	$25,000	49.5%	1,250,000	13%

10% Offering of 5,000,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$25,529	71.8%	8,500,000	94%
New Investors	$10,000	28.2%	500,000	6%

PLAN OF DISTRIBUTION

The Company fully intends to have the Shares quoted on the OTCQB. To be quoted on the OTCQB, the Company must have a market maker file an application on its behalf.  The Company has identified a few potential market makers. There is no guarantee that the shares being offered in this prospectus will ever be quoted on the OTCQB or any exchange. The shares being offered in this prospectus are not currently listed or quoted on any stock exchange nor traded in any public market. If no trading market develops for our common stock, it will be difficult to sell your shares or, if sold, it may be difficult to resell the shares for a price at or above the current offering price. Even if a trading market is established, there is no assurance that such trading market can be sustained.

We are offering up to a total of 5,000,000 shares of common stock in a best efforts, direct public offering, without any involvement of underwriters. The offering price is $.02 per share. The offering will terminate 180 days from the date of this prospectus or when all of the Shares are sold, whichever comes first. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many shares as possible up to the maximum offering amount of 5,000,000 shares. This is no minimum offering amount. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the offering are estimated to be $20,000.

We will sell the shares in this Offering exclusively through our officer and director. He will receive no commission from the sale of any Shares. He will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. Mr. Ray may rely upon Rule 3a4-1 because (i) he is not subject to any statutory disqualifications, as defined in Section 3(a)(39) of the 1934 Act, (ii) he will not be compensated in connection with the sale of the Company’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities, (iii) he is not an associated person of a broker or dealer, (iv) he will primarily perform, at the end of the offering, substantial duties for or on behalf of the Company, otherwise than in connection with transactions in securities, (v) he was not a broker or dealer, or an associated person thereof, within the preceding 12 months, (vi) he does not participate in selling an offering of securities for any issuer more than once every 12 months, except in reliance on (iv) and (v) above. The Company will register as the issuer-agent in those states requiring such registration.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Our officer and director may purchase shares in this offering, however any such purchases will be held for investment purposes only and Mr. Ray will be subject to Regulation M and will act accordingly, including through filing the notice and information relating to distributions subject to Regulation M under Rule 5190, Rule 6275(f) and the trade reporting rules. Mr. Ray shall file all notices related to these rules with FINRA's Market Regulation Department electronically through the FINRA Firm Gateway .

I n certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Procedures for Subscribing

If you decide to subscribe for any Shares in this offering, you must:

1. Execute and deliver a subscription agreement, and

2. Deliver a check or certified funds to us. Any subscription may be accepted or rejected, in whole or in part, in the sole discretion of management.

All checks for subscriptions must be made payable to "Have Gun Will Travel Entertainment, Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once HGWT accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

BUSINESS

COMPANY HISTORY AND OPERATIONS

Have Gun Will Travel Entertainment, Inc. was incorporated under the laws of the state of Nevada on December 18, 2013. The founder of the Company, Mr. Tommie Ray, is an actor and director whose experience encompasses over 35 years in the film and television industry. Our corporate and operational offices are located at 5850 Canoga Ave., 4th Floor, Woodland Hills, CA 91367, our telephone number is (818) 835-2822 and our fax number is (818) 835-2683.

We are a developmental stage corporation that is focused on creating original content in reality television programming genre capable of providing growth potential to the Company. The Company's overall plan of operations is to develop independent reality TV concepts for sale, option and licensure, with a goal toward catering to independent producers, cable television networks, syndication companies, and other entities. We are a concept-development, or pre-production, business. We do not produce reality shows, we sell our concepts to independent producers and production companies to be produced and distributed.

To date, HGWT has been handling its programming content development in-house by utilizing the creative talents of our President, Mr. Ray.

Since its inception, the Company has fully completed 3 reality TV concepts and has several more in different stages of development. The Company has realized its first 2 sales. The reality TV show concepts/treatments are sold on a pre-arranged flat fee basis. On February 25, 2014, HGWT sold its first reality TV concept for $5,500; on March 17, 2014, HGWT sold its second reality TV concept for $2,000. Reality TV show concept developing is emotionally and intellectually demanding and, therefore, could be time-consuming; however, deadlines can be reasonably approximated: on average, a project may take up to 45 days to complete.

The Company currently is shopping around its Reality TV concepts/treatments, and has one finished reality TV concept under review with a prospective buyer. The length of the review process is highly individualized at a buyer’s discretion and may range from a few days up to no longer than 30 days. We anticipate selling more of our projects to the entertainment industry.

In the future, HGWT will also look to engage seasoned professionals in graphics, filmography, development and production to assist in advancing TV show concept to the next level of actual production. We anticipate that the ability to produce a pilot or a full season of episodes will make a sale easier. The Company may also accept submissions of original content from agencies representing reality TV show writers for consideration of development and production.

It is anticipated that, as the Company grows over the next twelve months, its management team will be expanded from its current one member to consist of additional members who have expertise in the reality television industry, as well as entrepreneurial experience.

Other than the reality TV programming content development mentioned above, our operations to date have been devoted primarily to startup and development activities, which include the following:

1. Formation of the Company;

2. Development of our business plan;

3. Preliminary marketing of our completed projects, as well as ones still in development, to potential clients.

We are attempting to build the Company to become fully self-sufficient. In order to generate revenues, we must address, among others, the following areas: product development, target market, marketing strategies, growth strategy and competition.

Assuming we raise the entire $100,000, the proceeds from this offering will satisfy our cash requirements for more than twelve (12) months. We will use the capital to undertake our business plan to develop reality TV programming content for sale, option and licensure.

We currently have not filed for copyright protection or otherwise protected our reality TV concepts. Other than utilizing Mr. Ray’s past experiences, HGWT has not undertaken any research and development regarding the marketable reality TV concepts.

PRODUCT DEVELOPMENT

The Company develops reality TV programming content in-house. Although reality TV is mostly unscripted and involves actors that are generally regular people living their lives, a lot of planning is involved behind the scenes of a reality TV production. In our product development process we utilize the following phases:

- conceptualization
- consumer identification
- commercial viability analysis
- creative phase

The first step in reality TV production is to come up with a concept for the reality TV show. Since HGWT is in the business of developing reality TV content for sale, it is essential to choose an idea that might provoke interest from prospective buyers and inspire them to see its potential. The Company uses the concept as an axis from which all other production decisions are to be made. One of the defining aspects of reality TV is the manner in which it is shot. Whether the show takes place in a real setting with real people (much like a documentary), shoots in front of a live studio audience that participates in the program, or uses hidden surveillance, reality TV relies on the camera capturing everything as it happens, and the Company carefully works through and maps out every detail. The Company then boils the concept into a brief synopsis and a logline is developed. A logline describes the basic idea and purpose of a show, and the Company considers it the catalyst that helps increase the odds of selling a concept to a prospective buyer.

The next step is to identify the audience. Aiming the content at a specific consumer target market increases the chances of a reality TV show concept sparking interest from potential buyers, so it's important to determine the market that the reality show is intended for and to tailor the programming content appropriately to captivate the audience and transcend their expectations. The primary consumer target market profile is uniquely homogenous. Generally defined as men and women between the ages of 16 and 65, the target consumer market can be further classified as those people in this demographic that have household incomes in the range of $25,000-100,000, and are viewers of reality-based TV programming.

Once a concept has been selected, a third phase in reality TV production begins and we make sure that the TV show concept falls in a commercially viable genre within that market. The reality TV business works in cycles. Every so often a certain type of reality show will become popular, and producers will release show after show in that style until it becomes exhausted. Other genres then take over and the process repeats itself. In terms of salability, it's important for HGWT to choose a genre that is currently on the upswing. For example, some of the genres that enjoy success today are hidden camera shows such as What Would You Do, talent-search shows such as American Idol, documentary series about ordinary people such as the Jerseylicious, high-concept game shows such as Survivor, home improvement shows such as Flipping Out With Jeff Lewis, court shows featuring real-life cases such as The People's Court, etc. We conclude this phase by researching and analyzing the most successful reality TV shows from the arena that HGWT is developing in to identify the artistic and commercial elements that made them work in order to try implementing them for our projects.

HGWT then proceeds to develop the concepts into projects, and a creative phase begins. This is a crucial and very extensive phase which includes developing the format, characters, story lines, storyboards and shooting scripts which are important tools for shaping the direction of the show. While reality shows typically don't have scripts, there is often a shooting script or an outline that details aspects of an episode or part of the show. Similarly, a storyboard is a visual representation of the concept that physically illustrates what will occur in a scene. HGWT may also use a device known as frankenbiting to edit together conversation excerpts or sound bites to create a whole new dialogue or conversation. The final product of the Company's development process can be:

(a) a flashed out concept accompanied by a pitch which consists of a logline, a synopsis, and a treatment. A logline is a one-sentence description of the show. A synopsis is a brief summary of the show including information about the main characters and the theme of the show. A treatment is much like a synopsis of a show idea but is a more inclusive document which includes detailed descriptions of the characters and the show’s plot;

(b) a sizzle reel/trailer;

(c) a full pilot episode for a TV show (when financing is available);

HGWT is a reality TV concept-development, or pre-production, business. We do not produce reality shows, we sell our concepts to independent producers and production companies to be produced and distributed. Our President, Mr. Ray, currently handles all aspects of content development within the Company from conception to creation and execution. Reality TV show concept developing is emotionally and intellectually demanding and, therefore, could be time-consuming. However, it averages approximately 45 days per project.

PROJECTS CURRENTLY IN DEVELOPMENT

Following the sale of one reality TV concept on February 25, 2014 for $5,500 and a second concept on March 17, 2014 for $2,000, the Company has several treatments in development that it anticipates to complete and sell to the TV industry. To date, all of our concepts have been developed in-house by our President, Mr. Ray "on spec" (unsolicited and non-commissioned), and required little capital expenditures. HGWT has submitted some of its most compelling show concepts to The Creators Vault (an authorship database) to secure proof of creation for its work.

As of March 31, 2014, Mr. Ray has sold 2 pre-production reality TV show projects. Also a s of March 31, 2014, Mr. Ray has fully completed an additional pre-production reality TV show project and has four more at different stages of completion.   The four projects currently in development entail real-life situations of diverse groups of people coping with day-to-day pressures of personal relationships, making a living, and pursuing their passion. Two of the projects are in their final stages of completion and currently undergoing video editing for creation of a sizzle-reel. They are being developed under working titles "Drag Kings" and "Meet the Aras". "Drag Kings" attempts to document the growing culture of illegal street racing throughout Los Angeles and the daily life challenges of the street racers. "Meet the Aras" focuses on a group of affluent young Armenian-American friends who juggle their flamboyant, fast-paced L.A. lifestyles with the demands of their families and traditions. This show concept intends to offer rich characters and relatable storylines about everyday life - love, work, friendship and family - steeped in a diverse culture. The Company estimates these two projects to complete in the next 2 weeks.

The other two projects are past their conceptualization phase and will need to move through the next phases of our product development process which includes consumer identification, commercial viability analysis and creative phase. They are being developed under the tentative project titles "Beyond the Ropes" and "Blagger Boys". "Beyond the Ropes" intends to take viewers behind the velvet ropes of L.A.’s most exclusive hot spots and follow the lives of five gatekeepers in their twenties as they work on building their futures, and all of the drama that spills over into their personal lives. "Blagger Boys" will chronicle the professional and personal lives of four over the top timeshare sales agents based in Los Angeles. This show intends to portray uber-agents that are at the top of their game and that will do whatever it takes as they attempt to "one-up" each other and maintain their high-end lifestyles and a conscience. Both of these projects are estimated to require additional 30 days till completion.

Upon completion of the new projects, HGWT will embark on its marketing strategy referenced below in the Marketing Strategies section. The Company cannot provide any assurances that our reality TV concepts will obtain any interest from independent producers or studios and will result in sales. Regardless of the success of these projects, the Company will continue to develop and market its reality TV concepts within the independent reality TV community.

Following the initial sale of the first two projects, t he Company is shopping around its Reality TV concepts/treatments, and has one project under review with a prospective buyer. The length of the review process is highly individualized at a buyer’s discretion and may range from a few days up to no longer than 30 days. At this time, we will continue to offer our treatments for sale to the industry without the ability to produce a pilot.

In the future, HGWT will also look to engage seasoned professionals in graphics, filmography, development and production to assist in advancing TV show concept to the next level of actual production . While HGWT does not currently produce reality shows, we believe that it will be easier to sell a reality TV show if a pilot or a full season of episodes can be produced. The Company plans to pursue these goals in phase 2 of its growth strategy which is anticipated to commence during the second year of operations and last through the end of year 3. Initially, the Company anticipates to hire one employee, gradually expanding to more as needed, and bear the costs associated with it based on its financial position and available cash on hand. At this time, it is impractical to approximate the amount of compensation. As financial conditions permit, the Company anticipates to offer its qualified employees industry-standard compensation, but does not expect the related costs to exceed $50,000 per employee per year. The Company may also accept submissions of original content from agencies representing reality TV show writers for consideration of development and production.

OUR TARGET MARKET

HGWT will target the Reality Television segments of the television syndication and cable network industry. The Company's success is greatly dependent on its ability to identify a gap in the market and cater to the unsatisfied demand.

The style of TV that most North Americans over 20 years old grew up with may still be hanging on, with popular shows like Lost, Glee and Modern Family doing extremely well for their respective networks. But in the last decade or so, there has been a distinctive power shift within the television industry. Scripted shows, with continuous stories and character development that require teams of writers and set designers, have been pushed to the back seat. Nowadays, good writers and actors are in limited demand, and the much more affordable Reality TV has become the networks’ new bread and butter.

Reality TV has been quickly expanding in popularity and continue to dominate TV programming, with numerous new reality shows approved each year. With cheaper production costs, the Reality TV business model is efficient, and with our inherent human nature to be curious, demand is easily generated by exploiting this normal virtue. Additionally, the climate that the industry operates in is improving as a result of loosened credit policies, lower interest rates, rising advertising expenditure and migrations to internet and mobile platforms. By definition, reality TV is essentially unscripted programming and focuses on footage of real events or situations. Unlike scripted shows (sitcoms, dramas, newscasts, etc.), reality TV does not employ writers (who are recognized by the Writers Guild of America and are union employees) and actors, and much of the show is run by producers and a team of editors. Because of this, it can be a very affordable programming option from a production standpoint (low costs) and it helps preserve the idea that the shows are real and unscripted. This is one of the main reasons major networks prefer reality TV - the cost of pop-up celebrities far undercuts that of established or current ones.

This cost advantage spills over into the smaller independent and emerging networks - many of which wouldn't exist without the low-cost advantage of reality TV. There are even two channels dedicated solely to reality TV: Fox Reality in the U.S., and Zone Reality in the U.K. Not mentioning MTV, which had a massive resurgence in the 2000s thanks to the format, Bravo, Spike TV and TLC are all channels that owe much of their current successes to reality shows. The biggest advantages reality TV shows have over scripted ones are financial, however, the fact that reality shows are often used to deliver new content (and bring in ad money) while comedies and dramas are "off-season" is a major benefit. By filling the majority of a calendar year with "new" episodes of a show, networks and cable channels can capitalize on ad revenue for a longer time span - and there's little fear that a union strike will cease production in the meantime.

Independent producers, TV executives, broadcast syndication companies, cable networks, etc. all realize this potential and are constantly on the search for new ideas to help reinvent the industry and bring a fresh form of entertainment to viewers, scouting for new reality TV content to produce and distribute. From a show creator's point of view, coming up with concepts that haven't already been produced is difficult. However, to the Company’s benefit, the outlets and opportunities for new TV shows is vast. Hollywood producers and development executives work full time to create or find those new concepts to sell to TV networks. As the changing dynamics the television industry experienced in the recent years resulted in an acute shortage of development capital for new projects, they all rely on third parties to bring them new exciting developed projects to produce or distribute. This is the market that HGWT has identified and will attempt to fill.

MARKETING STRATEGIES

HGWT will market the reality TV programming content it owns to the entertainment industry worldwide. Management intends to maintain an extensive marketing campaign that will ensure maximum visibility for the business’s developed reality TV concepts among its targeted market. Although the Company will cater to the reality TV segments of the television syndication and cable network industry, the Company’s primary method of competition strategy is to market specifically to independent TV producers and smaller production companies. Independent producers and smaller production companies generally lack the resources required to conduct crucial show concept development work and they rely on third parties to supply them with well-developed concepts. Below is an overview of our marketing objectives and strategies.

Marketing Objectives

•           Establish a strong presence in targeted markets
•           Establish connections with entertainment advertising agencies and marketing firms
•           Build a network of industry contacts (e.g. utilizing Hollywood Creative Directory at hcdonline.com) to create additional visibility for the program

To promote and market the reality TV show concepts, the Company may seek the following strategies:

•           Prepare press releases
•           Submit show concepts to major television media market festivals and conferences (such as NATPE, MIPCOM, BANFF, etc.)
•           Pitch shows to TV executives and producers
•           Utilize online sources (e.g. TVWritersVault.com, etc.) to pitch and market our material
•           Create Internet advertising
•           Engage TV producer’s and executive's agents

Currently, our President, Mr. Ray, markets our reality TV show concepts through many channels, including networking at local media conferences and festivals and online sources, as well as his pre-existing and growing personal connections with independent producers. While Mr. Ray has limited experience in building clientele and marketing products to them, we anticipate that as the Company grows, its management will be expanded from one person to consist of additional members with expertise in the reality television industry, as well as entrepreneurial experience, which would provide the Company the advantage and benefit of its executives’ stature and all their connective networks within the industry.

Another important facet of marketing our projects to the entertainment industry is the protection and "proof-of-creation" as the creator. An aspiring writer need not be a member of any union to get protection for their writing. HGWT has submitted some of its most compelling show concepts to The Creators Vault to secure proof of creation for its work.

Currently, HGWT does not have any existing relationships or agreements with independent TV producers, producer’s agents, or TV executives.

REVENUE MODEL

Our mission is to maximize shareholder value by capitalizing on the demand for TV programming content and other interrelated media in the Reality TV genre that provide the audience with enjoyable entertainment and spur the growth potential of the Company.

Below is a description of the HGWT revenue model:

Concept Sales

The bulk of the Company’s initial revenues will come from the sales of our developed reality TV show concepts and related content (and all rights to them) to independent producers, production companies, etc. Such a deal structure means that HGWT will transfer all of the benefits of ownership of the reality TV show concept to the buyer at the time of sale for a negotiated amount, with no future payouts (such as profit participation, merchandizing, on-screen credits, licensing fees, etc.) The buyer may choose to utilize the concept they purchased as they please and are not obligated to keep it in the same format.

Concept Options

HGWT will pursue to option its developed reality TV projects to production companies, whereby a production company will secure exclusive rights to sell and produce a reality TV project during a limited time period. Once an option deal is signed, the Company will accept "option money" which is a down payment toward the negotiated purchase price we expect to receive when the project is sold/optioned to a studio or a network. Additionally, "profit participation" and "on-screen credit" terms may be negotiated. When the project is sold/optioned to a studio or a network, the studio then works to develop and produce the project for airing or distribution, and the Company will receive the balance of the purchase price. If the project is not sold within the specified time period, the ownership rights of the project will revert back to the Company.

Licensing Fees

In the future, as the Company continues to develop its portfolio of reality TV show concepts and grow its business connections within the entertainment industry, management intends to embark on strategic relationships with production companies that might express interest in licensing the Company’s projects. With adequate financing, HGWT will seek to produce approximately three pilots in reality-based TV show formats per year. The Company will present these pilots to production companies to see if they garner interest. In the case that a production company is interested in a particular pilot, they will pay a negotiated license fee for the rights to produce this television program. The license fee is re-negotiable every year and this fee will be directly dependent upon that show’s success during the preceding year.

We estimate that approximately 90% of our business revenue will come from the sales/options of our TV show concepts, and about 10% from licensing fees. We believe that developing diversified reality TV show concepts in popular genres and engaging talented creative team will ensure a profitable operation and solidify the pillars for HGWT to weather occasional turns in the economy for long-term success.

GROWTH STRATEGY

The Company’s growth strategy is currently set as a three-stage initiative that the Company hopes will culminate within the next few years.

During the first stage, we plan on hiring additional employees, adding to the Board of Directors, and attempting to secure agreements required to enter and participate in the lucrative fields of the Reality TV production industry, as well as capitalize on the demand for reality TV entertainment. At this stage, we will continue to offer our treatments for sale to the industry without the ability to produce a pilot. As of the date hereof, the Company has sold two r eality TV show concepts and generated $7,500 in sales. Additionally, t he Company currently is shopping around several more r eality TV show concepts/treatments, and has one project under review with a prospective buyer.   The Company anticipates this phase to last approximately 12 to 18 months and serve as a proof-of-concept test for the viability of the Company . We believe that, once reached, the milestones of the first phase will provide us with name recognition and a network of business relationships, and position us to enter the second phase of our growth strategy.

Once the Company has achieved the goals set forth in their phase one strategy, HGWT plans to implement phase two of the growth strategy. In the second phase, the Company anticipates to outsource and expand its internal operations by engaging seasoned professionals in graphics, filmography, development and production to assist in advancing a TV show concept to the next level of actual production. While we do not currently produce reality shows, we believe it will be easier to sell a television show if a pilot or a full season of episodes can be produced. In addition, the Company will also accept submissions of original content from agencies representing reality TV show writers for consideration of further development and production. The Company projects the second phase of operations to commence during the second year of operations, and culminate with the onset of phase three by the beginning of year four.

The third phase of HGWT’s growth strategy is anticipated to begin the expansion of our market penetration, whereby our created programming content is routinely sold to the entertainment industry. At this stage, management plans to direct its attention towards vertically integrating the operations that were previously outsourced, and becoming a premier full-service multi-faceted television production company that develops, sells, produces, packages and licenses shows and formats domestically and internationally.

REALITY TV INDUSTRY BACKGROUND AND ANALYSIS

History and Overview

Companies in reality TV industry produce unscripted/semi-scripted reality TV shows. Reality TV is a genre of TV programming that presents purportedly unscripted dramatic or humorous situations, documents actual events, and usually features ordinary people instead of professional actors. The genre of reality TV consists of various subgenres, including talent shows, game shows, special-living environment shows, hidden-camera shows, talk shows and dating shows.

Reality TV has morphed from radio game show and amateur talent competition. The pioneer in the genre of reality TV as we know it today was "This is Your Life," a show presenting the story of a real person's life and relying on the participation of real people, who were shot in front of a live audience or filmed on location. "This is Your Life" was originally broadcast on the radio in the late 1940s and made the switch to television in the early 1950s. In the 1960s and '70s the genre continued to evolve and expand into game and amateur talent shows. "Jeopardy!" and "Wheel of Fortune" game shows created by Merv Griffin were the major hits of their time. Then in 1965 premiered "The Dating Game", which was created by Chuck Barris. The first reality television program, American Family, was introduced in the late 70’s as a documentary miniseries.

During the 80’s, two things happened that would forever change the face of television: the popularity of both home VCR players and the use of cable. For the first time in American history, viewers were able to hone in on what they were interested in and were not limited to the same ten channels everyone else was watching. The relocation of viewers lead to a loss of network ratings due to a fragmentation of their once very stable demographics. Advertisers began to spread their dollars a little more thinly with the big four networks, and the television programming climate became even more competitive. Producers wanted to spend less and get more.

The next big shift in reality TV came in 1992, when MTV premiered "The Real World". Hundreds of 18- to 25-year-olds were auditioned, and a cast of seven was put together in a New York City loft where producers and editing crews filmed the group without script for three months. The immediate (and ongoing) hit spawned "Road Rules" -- and countless "Real World/Road Rules Challenge" shows. Television viewers and producers alike were given their first glimpse into the genre of reality television, and they liked it. Eight years later, "Survivor" was a major hit. Some of the shows that followed in the wake of the "Survivor" success were "Big Brother," "The Mole," "The Amazing Race" and "The Bachelor." As the genre began to evolve, there was a fundamental shift from programming rooted in investigative journalism to documentaries of diversion and display. The genre now encompasses unscripted dramas, makeover sagas, celebrity exposés, lifestyle-change shows, dating shows, talent extravaganzas and just about any kind of competition.

Essentially, reality TV was a perfect fit for an industry that was struggling to find ways to cut corners. Today reality TV accounts for a dominant chunk of network programming.

COMPETITION

HGWT faces competition from within the independent reality TV developing community and the broader television industry. In addition to the large cable network and syndication companies, there are thousands of smaller development and production companies that write for either studio-backed or independent television projects. Virtually any development company that is engaged in developing and producing reality TV show concepts is considered our competition. In consideration of the Company’s lack of financial resources, scarcity of relationships within the reality television community, and absence of marketing tools, the Company is at a significant disadvantage relative to its more established competitors within the reality TV production industry.

Although the Company will cater to the Reality Television segments of the television syndication and cable network industry, the Company’s primary method of competition strategy is to market specifically to independent TV producers and smaller production companies. Independent producers and smaller production companies generally lack the resources required to conduct crucial show concept development work and they rely on third parties to supply them with well-developed concepts. HGWT believes catering to this segment will give the Company the competitive advantage it needs to be able to distinguish itself among its competitors. The Company will also prepare press releases, submit show concepts to major television media market festivals and conferences (such as NATPE, MIPCOM, BANFF, etc.), pitch shows to TV executives and producers, create Internet advertising and engage producer’s agents.

The Television production market is a highly competitive space in which success is primarily based on three concerns:

1. Timing
2. Relationships
3. Quality

In terms of timing, the Company firmly believes that the market is open as never before for novel reality TV programming. Hits such as Jersey Shore, The Apprentice, Real Housewives, etc. have primed the appetite of the reality television viewing audience for increasingly more edgy and controversial programming.

Although scarce, the Company believes Mr. Ray's pre-existing industry connections in the field may allow to tap into this highly lucrative industry with some level of credibility. The Company has already sold two treatments to the entertainment industry. Moreover, the Company already has several additional treatments at different stages of development that it is currently shopping around and anticipates to sell to the TV industry, and has one project pending under review with a prospective buyer.     With financing, HGWT will have the ability to tape pilots, which we are certain will make them an easier sell.

HGWT is finely tuned in to the demands of the audience. We make sure to identify an idea or a story within a reality TV programming genre that is popular or gaining in popularity and will captivate the audience and transcend their expectations. The Company is dedicated to producing projects that are both creatively distinctive and commercially rewarding.

EMPLOYEES

The Company has no employees. The Company's sole officer and director, Mr. Ray, manages the Company's daily operations and oversees all aspects of its strategic development, including, but not limited to, content development, marketing and execution of its business plan. Mr. Ray receives no compensation.

On March 24, 2014, the Company contracted a part-time graphic designer to assist Mr. Ray in creating visual representations of the projects currently in development. This is a contract part-time position with compensation of $20 per hour. Additionally, the Company has 2 interns. These are unpaid internships.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

General

The Company's overall plan of operations is to develop independent reality TV concepts for sale, option and licensure, with a goal toward catering to independent producers, cable television networks, syndication companies, and other entities. Currently, other than the agreements governing the prior two sales of the Company’s reality TV concepts, the Company does not have any agreements with, or sales to, any independent producers, cable television networks or syndication companies.

The Company’s plan of operation for the next 12 months is to continue with its current business operations in the independent reality TV production industry , and HGWT plans to do the following:

•
Complete pre-production on the Company's 4 projects currently in developing. The target completion date for the first two is May 12, 2014, and for the other two is tentatively May 31, 2014. Management believes that these reality TV projects will be completed on or before their target completion dates. These projects are being developed "on-spec" and require little capital expenditures. The Company anticipates to use services of the graphic designer it contracted to assist in creating visual representations for the above projects, and has set a budget of $1,000 for such purposes. The Company's current cash balance is sufficient to cover this expense.

•
Attempt to secure a sale for the project that currently under review with a prospective buyer. The length of revision process is highly individualized at a buyer’s discretion and may range from a few days up to no longer than 30 days. This project was developed under working title “Mary Jane” and intends to chronicle the daily activities at a family-run medical marijuana dispensary located in Los Angeles, CA. It is mainly focused on the employees of the dispensary and the day-to-day aspects of running the business, the various customers to the store and the interpersonal conflicts among the cast. The management hopes to consummate this sale by the end of May 2014. If the sale does not occur, the Company anticipates to keep marketing the project for sale.

•
Commence a marketing campaign for the projects that are nearing completion during May-June 2014. The marketing campaign may include preparing press releases, submitting developed reality TV concepts to television media market festivals/conferences, utilizing online sources, creating Internet advertising and developing relationships with independent TV executives and producers. The Company has targeted several television media market festivals and conferences (such as NATPE, MIPCOM, and BANFF) and plans to submit our reality TV projects to them to seek exposure within the independent reality TV community. The Company can provide no assurances that our reality TV concepts will garner any interest. Furthermore, the Company plans on marketing the projects directly to independent producers. Currently, other than the agreements governing the prior two sales of the Company’s reality TV concepts, HGWT does not have any agreements with any independent producers, but will work to develop such channels throughout the next twelve months. The Company can make no assurances that the Company will be able to sell the projects. Other than submission fees to television festivals, the Company does not anticipate in allocating substantial monetary resources to the marketing of our projects over the next twelve months. The Company estimates the total marketing expenses for the next twelve months will not exceed $1,000. The Company's current cash resources will be sufficient to cover the planned marketing expenses.

•
Continue seeking opportunities in developing and marketing reality TV concepts within the independent television community. Other than the four projects still in development, the Company currently does not have any other projects scheduled for the next twelve months, but upon their completion in May 2014, the Company anticipates to immediately start on new ones. Considering the lead time of up to 45 days per project, the Company attempts to develop up at least 8 reality TV concepts for sale over the next 12 months.

•
Depending on the Company's workload and cash position, HGWT may consider hiring one employee to assist in creating additional reality TV concepts for sale within the second half of 12 months of operations. HGWT does not expect the related costs to exceed $50,000 per year. The Company's current cash balance is not sufficient to cover this expense, and additional funds may have to be raised as either debt or equity, but the Company currently does not have plans or relationships in place to raise funds for such purpose, and no assurance can be provided that we will be able to obtain financing. Simultaneously, the Company plans on seeking relationships within the reality TV industry for the purpose of adding to the Board of Directors. Initially, the Company does not anticipate offering any compensation package to the Board members, but may consider it at a later time or once HGWT becomes profitable.

•	The Company's plan of operation for the next twelve months continues to be developed, managed and operated solely by Mr. Ray.

Since its inception, the Company has sold one reality TV concept on February 25, 2014 for $5,500 and another one on March 17, 2014 for $2,000. The Company has also completed work on one additional reality TV show concept and has several projects in development. The Company has generated and intends to continue to generate revenue through marketing and selling of the reality TV programming it develops . The Company currently also is shopping around its r eality TV concepts/treatments, and has one project under review with a prospective buyer. We anticipate continuing to sell our projects to the entertainment industry. However, the Company can provide no assurance that it will be able to generate any additional revenue from them. At this time, we will continue to offer our treatments for sale to the industry without the ability to produce a pilot. Operating capital has been raised through an initial cash investment by Mr. Ray. If HGWT does not successfully generate profits from future sales/ options of its reality TV projects, there are no assurances that the Company will be able to raise additional capital for operations.

HGWT has been able to generate minimal revenue since inception, the Company has only begun to realize positive earnings. As a start-up company through December 31, 2013 we generated expenses due to our business development, and did not realize enough revenue to offset these expenses. However, during the quarter ended March 31, 2014 our revenues exceeded our expenses for the first time, resulting in net income totaling $1,767. Since inception our aggregate expenses have exceeded our aggregate revenues, resulting in an accumulated deficit of $8,262 as of March 31, 2014. The Company’s inception was December 18, 2013 and therefore the Company can provide no financial comparisons to previous quarterly periods or fiscal years. The Company will not provide any forecasts of future earning or profitability. The future success of the Company cannot be ascertained with any certainty, and until the Company secures future sales of its reality TV programming content, no such forecast or future guidance will be formulated or provided.

As of March 31, 2014, our cash balance was $17,267 with current liabilities of $-0-, resulting in net working capital of $17,267.  At December 31, 2013 our cash balance was $20,000 with current liabilities of $4,500, resulting in net working capital of $15,500. We need additional capital to further our business plan. Currently, we rely on the sales of our reality TV concepts to meet the current costs and expenditures of operating the business. We believe that we will need a minimum of $32,500 in capital, including the capital raised in this offering, in order to maintain our current and planned operations through the next 12 months. This is based our assumption that the Company anticipates to incur $20,000 in legal, accounting, printing and other expenses connected with this offering, and $12,500 to maintain our general, administrative and filing expenses. We intend to raise the capital through the sale of shares of our common stock and/or through the sale/option of our reality TV show concepts. No assurance can be given that HGWT will be able to obtain the necessary capital in order to continue operations or further our business plan. If we are unable to raise sufficient capital to sustain our operations, we will be required to delay or forego some portion of our business plan which would have a material adverse effect on our anticipated results from operations and financial condition.

Business Objectives

The Company will strive to meet the following goals:

•           Building and expansion of the Company’s operations
•           Executing of our business plan
•           Obtaining capital, as necessary, through sales of our common stock
•           Continuously adding to our portfolio of well-developed groundbreaking programming content
•           Successful marketing of our reality TV concepts to potential customers and contacts throughout the entertainment community to procure interest in the projects.

Mission Statement

Our mission is to capitalize on the demand for quality TV and produce innovative programming content and other interrelated media in the Reality TV genre that provide the audience with enjoyable entertainment and spur the dynamic growth potential of the Company, thereby maximizing shareholder value.

Keys to Success

HGWT’s success is dependent on its ability to identify a gap in the market and cater to the unsatisfied demand. In recent years the television industry experienced changing dynamics which resulted in an acute shortage of development capital for new projects. Independent producers and smaller production companies generally lack the resources required to conduct crucial show concept development work and they rely on third parties to supply them with well-developed concepts. This is the market that the Company has identified and will attempt to fill.

The primary keys to success for the Company are the following factors:

•           Establishing a strong presence in targeted markets
•           Establishing connections with entertainment advertising agencies and marketing firms
•           Building a network of industry contacts (e.g. utilizing Hollywood Creative Directory at hcdonline.com) to create additional visibility for the Company and our products.

Liquidity

Currently, we are relying on equity capital and sales of our reality TV programming content. Currently, we pay costs associated with running a business on a day to day basis.

As of March 31, 2014 we had cash on hand of $17,267 with current liabilities of $-0-. We have incurred an aggregate loss from inception through March 31, 2014 of $8,262. We used cash of $2,733 in operating expenses from inception through March 31, 2014.

We believe that we will need $ 32,500 in capital, including the capital raised in this offering, in order to maintain our current and planned operations through the next 12 months. This is based on our assumption that the Company anticipates to incur $20,000 in legal, accounting, printing and other expenses connected with this offering, and $12,500 to maintain our general, administrative and filing expenses. We intend to raise the capital through the sale of shares of our common stock and through the sale of reality TV programming content we produce.

To the extent that our capital resources are insufficient to meet current or planned operating requirements, we will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and we do not anticipate that existing shareholders will provide any portion of our future financing requirements.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, we may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company.

Results of Operations

For the three months ended March 31, 2014

Revenue

For the three months ended March 31, 2014, the Company generated its first revenues, totaling $7,500 for the period.

Expenses

During the three months ended March 31, 2014 we incurred operating expenses in the amount of $5,733 which consisted of $1,233 of general and administrative expenses and $4,500 of professional fees.

Net Loss

We had net income of $1,676 for the three month period ended March 31, 2014.

For the period from inception through March 31, 2014

Revenue

During the period from inception on December 18, 2013 through March 31, 2014 we generated revenues totaling $7,500.

Expenses

During the period from inception on December 18, 2013 through March 31, 2014 we incurred operating expenses in the amount of $15,762 which consisted of $6,762 of general and administrative expenses and $9,000 of professional fees.

Net Loss

We had an aggregate net loss of $8,262 for the period from inception on December 18, 2013 through March 31, 2014.

Equity and Capital Resources

To date, we have funded our operations through owner's equity. From inception, we have not borrowed funds.

We expect our expenses will continue to increase during the foreseeable future as a result of increased operational expenses. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and further our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse e ffect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate. As of the date of this prospectus we did not have any commitments from any source to provide additional capital. Even if we are able to secure outside financing, it may not be available in the amounts or the times when we require. Furthermore, such financing would likely take the form of bank loans, private placement of debt or equity securities or some combination of these. The issuance of additional equity securities would dilute the stock ownership of current investors while incurring loans, leases or debt would increase our capital requirements and possible loss of valuable assets if such obligations were not repaid in accordance with their terms.

Off-balance Sheet Arrangements

Since our inception through March 31, 2013 we have not engaged in any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Have Gun Will Travel Entertainment, Inc.’s corporate and operational offices are headquartered in the heart of the Warner Center Business District of Woodland Hills and are located at 5850 Canoga Ave., 4th Floor, Woodland Hills, CA 91367.

HGWT does not own any property. We lease our current office , which is a virtual office space . The lease is $99 per month. The monthly rent includes limited access to a fully furnished private office suite and conference rooms, lounge, reception service and a research library. The Company must pay additional amounts if it wishes to use the lobby space or utilize the conference rooms for more than 4 hours a month. Mr. Ray uses this office space for meeting with prospective buyers and work related to developing reality TV concepts. HGWT believes that the rent expenses are at the current market rates. When necessary, the Company will lease a larger space to accommodate future growth.

LEGAL PROCEEDINGS

We are not a party to any material or legal proceeding and, to our knowledge, none is contemplated or threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Board of Directors currently consists of one member. HGWT concluded that the following individual should serve as our director based on his education in theatre arts and work within the film and television entertainment industry. HGWT believes that his directing, playwriting and acting experience would be beneficial to the Company. The director holds office until his successor is duly elected by the stockholders. The executive officer serves at the pleasure of the Board of Directors. Our current director and executive officer is:

Name	Age	Position	Year Appointed

Tommie Ray	66	President, Treasurer, Secretary and Director	2013

Tommie Ray – President, Treasurer, Secretary, and Director – Mr. Ray is an accomplished actor whose most significant roles included Louis in States of Grace (2005) and Eddie in Life at the Resort (2011) ; he also earned a director’s credit for Year of the Rat (2011). In addition, over the last five years Mr. Ray was involved in screenwriting and provided consulting services on independent film projects.

Mr. Ray earned his Bachelor of Fine Arts degree in Theatre Arts from the University of Memphis in 1975; received extensive training at Van Mar Academy of Motion Pictures and Television Acting; and over the years gained invaluable experience in camera techniques, script analysis, advanced character development, commercial aspects of business, etc. Throughout his career, Mr. Ray has appeared in 18 movies and performed in 12 theatrical productions. He is songwriter, a published poet and playwright. Most recently, Mr. Ray founded Have Gun Will Travel Entertainment, Inc. and embarked on a carrier of a professional reality TV show creator .

Board Committees

Audit committee

We do not have a separately-designated standing audit committee. The Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board of Directors when performing the functions that would generally be performed by an audit committee. The Board of Directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board of Directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including / fees to be paid to the independent auditor and the performance of the independent auditor.

Compensation and Nominations Committees

We currently have no compensation or nominating committee or other board committee performing equivalent functions. Currently, the member of our Board of Directors participates in discussions concerning executive officer compensation and nominations to the Board of Directors.

Code of Conduct and Ethics

We have adopted a Code of Ethics, as required by sections 406 and 407 of the Sarbanes-Oxley Act of 2002. It has been filed as an Exhibit to our registration statement.

Indemnification of Executive Officers and Directors

The Nevada Revised Statutes permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our director and officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

No officer or director have received annual compensation since the inception of the Company. There has been no compensation awarded to, earned by, or paid to the named executive officer or director.

As our business progresses and grows, we expect to hire and begin paying salaries to other officers and directors. We also expect to hire part-time and full-time employees and consultants who will be paid compensation and consulting fees.

Stock option plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities. However, we intend to adopt an incentive and non-statutory stock option plan in the future.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director's compensation

At present we do not pay our director for attending meetings of our Board of Directors, although we may adopt a director compensation policy in the near future.

Related Party Transactions

On December 30, 2013, HGWT issued 8,500,000 shares of 0.001 par value common stock to Tommie Ray, an officer and director, in exchange for cash of $20,000 and expenses paid on the Company's behalf of $5,529.

The Company has no employment contracts at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of December 31, 2013, the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, or executive officer and our executive officer and director as a group. To the best of our knowledge, the person named has sole voting and investment power with respect to such shares, except as otherwise noted. There are no known pending or anticipated arrangements that may cause a change in control.

	Shares	Percentage of Outstanding Common Stock
	Beneficially	Prior to	After
Name and Address of Beneficial Owner	Owned (1)	Offering	Offering

Tommie Ray 5850 Canoga Avenue, 4th Floor Woodland Hills, CA 91367-6554	8,500,000	100%	63	%(2)

Officer with Director as a group (1)	8,500,000	100%	63	% (2)

(1)	Includes all shares each director and officer has the right to acquire within sixty days.
(2)	Assumes that all of the shares being offered are sold.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of the Company’s knowledge, there are no transactions during the Company’s last two full fiscal years and the current fiscal year or any currently proposed transaction, involving the issuer, in which: i) the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year end for its last three fiscal years; and ii) any related person had or will have a direct or indirect material interest.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 70,000,000 shares of common stock, $.001 par value per share, of which 8,500,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. The Board of Directors may not cause a reverse split of the outstanding common stock of the Company without an affirmative vote of the holders of 50% of the capital stock of the corporation entitled to vote or by the consent of the stockholders. Shares of common stock of the Company may be issued from time to time without prior approval by the stockholders. Common stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of common stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, $.001 par value, of which no shares are issued and outstanding. Shares of preferred stock of the Company may be issued from time to time without prior approval by the stockholders. Preferred stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of preferred stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public trading market for our common stock and a regular trading market may not develop, or if developed, may not be sustained. Unless and until a trading market exists, a stockholder in all likelihood will not be able to resell his or her securities should he or she desire to do so. While we will endeavor to have our common stock listed for trading on the OTC Markets (OTCQB), there is no assurance that we will be able to do so. We have no current proposals, arrangements, or understandings with any person with regard to the development of a trading market in our common stock.

The process for listing a company's shares for trading on the OTCQB is a lengthy one. The process requires a market maker to file a listing application with FINRA on our behalf. The application is reviewed by FINRA and may or may not be approved. The process of seeking OTCQB listing can take 60 days or more to complete and any listing is contingent on FINRA approving our application. If our application is approved, FINRA will assign us a trading symbol which will then become listed and quoted on the OTCQB. Being listed on the OTCQB will facilitate buyers and sellers to consummate purchases and sales of our stock as well as allowing the market price to adjust to reflect current valuations of our business. We do not anticipate engaging a market maker to initiate the OTCQB listing application until this offering has been completed.

Conflict of Interest

The current officer and director of the Company shall devote full-time to the Company. If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of the Company must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

●	The officer and director;
●	Any person proposed as a nominee for election as a director;
●	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
●	Any relative or spouse of any of the foregoing persons who have the same house as such person.

As per the definition of a “promoter”, generally defined as anyone involved in the formation of the issuer, Mr. Ray, the incorporator of the Company, would be considered a “promoter.”

The term “promoter” includes: i) any person who, acting alone or in conjunction with one or more persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issue; or ii) any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, or both services and property, 10 percent or more of any class securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities. However, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this paragraph, if such person does not otherwise take part in founding and organizing the enterprise.

Other than Mr. Ray, there are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company. No assets will be or are expected to be acquired from any promoter on behalf of the Company.

Penny Stock Considerations

Our common stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Common Stock Currently Outstanding

As of December 31, 2013, all of our currently outstanding shares consist of 8,500,000 shares of restricted common stock.

Holders

As of the date of this registration statement, we had one stockholder of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Stockholders

We are currently not subject to the information and reporting requirements of the Securities Exchange Act of 1934 but will be following the effectiveness of this registration statement. At that time, we will file all necessary periodic reports, and other information with the SEC. We intend to send annual reports to our stockholders containing audited financial statements.

Transfer Agent

Manhattan Transfer Registrar Co., 57 Eastwood Road, Miller Place, NY, 17764, Phone: 877.645.8691, Fax: 631.209.8143, is the registrar and transfer agent for our Common Stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of the Nevada Revised Statutes, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in or not opposed to the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director, officer and controlling person, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

EXPERTS

Financial Auditors

Current financial statements for the period from inception included in this prospectus have been so included in reliance on the report of CPA Services Corp., 18501 Pines Blvd., Suite 204, Pembroke Pines, 33029, independent public accountant, given on that firm’s authority as experts in auditing and accounting.

Legal Counsel Providing Legal Opinion

The validity of the issuance of the shares of common stock will be passed upon for the company by Matthew McMurdo, Esq. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

Matthew McMurdo, Esq.
28 West 44th Street, 16th Floor
New York, NY 10036

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File Number 333-193768 ) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We intend to make available to our stockholders annual reports (on Form 10-K) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Have Gun Will Travel Entertainment, Inc.
5850 Canoga Avenue, 4th Floor
Woodland Hills, CA 91367-6554

HAVE GUN WILL TRAVEL ENTERTAINMENT INC.

FINANCIAL STATEMENTS and
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Period Ended March 31, 2014

HAVE GUN WILL TRAVEL ENTERTAINMENT INC.

CPA Services Corp Com
enrique@cpaservicescorp.com www.cpaservicescorp.com (754) 400 - 1040 18501 Pines Blvd - #207 Pembroke Pines, FL 33029

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PCAOB REGISTERED

To the Board of Directors
HAVE GUN WILL TRAVEL ENTERTAINMENT INC.
(A Development Stage Company)

I have reviewed the accompanying balance sheet of the Have Gun Will Travel Entertainment Inc. as of March 31, 2014, and the related statements of revenues and expenses, changes in fund balances, and cash flows for the period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Have Gun Will Travel Entertainment, Inc.

A review consists principally of inquiries of Association personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles in the United States of America.

Pembroke Pines, Florida
Monday, May 5, 2014

Enrique Nowogrodzki, CPA

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.
Balance Sheets
(Unaudited)

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$17,267	$20,000

Total Current Assets	17,267	20,000

TOTAL ASSETS	$17,267	$20,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued liabilities	$-	$4,500

Total Current Liabilities	-	4,500

Total Liabilities	-	4,500

STOCKHOLDERS' EQUITY

Preferred shares: $0.001 par value, 5,000,000
shares authorized: no shares
issued and outstanding	-	-
Common shares: $0.001 par value, 70,000,000
shares authorized: 8,500,000 shares
issued and outstanding	8,500	8,500
Additional paid-in capital	17,029	17,029
Deficit accumulated during the exploration stage	(8,262)	(10,029)

Total Stockholders' Equity	17,267	15,500

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$17,267	$20,000

The accompanying notes are an integral part of these financial statements.

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.
Statements of Operations
(Unaudited)

	For the Three Months	From Inception on December 18, 2013
	Ended	Through
	March 31,	March 31,
	2014	2014
REVENUES	$7,500	$7,500

OPERATING EXPENSES

Professional fees	4,500	9,000
General and administrative	1,233	6,762

Total Operating Expenses	5,733	15,762

INCOME (LOSS) FROM OPERATIONS	1,767	(8,262)

INCOME (LOSS) BEFORE INCOME TAXES	1,767	(8,262)

Provision for income taxes	-	-

NET INCOME (LOSS)	$1,767	$(8,262)

BASIC AND DILUTED INCOME (LOSS) PER SHARE	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	8,500,000

The accompanying notes are an integral part of these financial statements.

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.
Statements of Cash Flows
(Unaudited)

	For the Three Months Ended	From Inception on December 18, 2013
	March 31,	to March 31,
	2014	2014
OPERATING ACTIVITIES

Net gain (loss)	$1,767	$(8,262)
Adjustments to reconcile net loss to
Operating expenses paid by shareholder	-	5,529
Changes in operating assets and liabilities:
Accounts payable	(4,500)	-

Net Cash Used in Operating Activities	(2,733)	(2,733)

INVESTING ACTIVITIES

Net Cash Provided by Investing Activities	-	-

FINANCING ACTIVITIES

Proceeds from sale of common stock	-	20,000

Net Cash Provided by Financing Activities	-	20,000

NET INCREASE (DECREASE) IN CASH	(2,733)	17,267
CASH AT BEGINNING OF PERIOD	20,000	-

CASH AT END OF PERIOD	$17,267	$17,267

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.
Statements of Stockholders' Equity
(Unaudited)

						Deficit
						Accumulated
					Additional	During the	Total
	Preferred Stock		Common Stock		Paid-In	Exploration	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Equity

Balance, December 18, 2013 (Inception)	-	$-	-	$-	$-	$-	$-

Common stock issued for cash and
expenses paid on the Company's behalf	-	-	8,500,000	8,500	17,029	-	25,529

Net loss for the year ended
December 31, 2013	-	-	-	-	-	(10,029)	(10,029)

Balance, December 31, 2013	-	-	8,500,000	8,500	17,029	(10,029)	15,500

Net income for the three months ended
March 31, 2014 (unaudited)	-	-	-	-	-	1,767	1,767

Balance, March 31, 2014 (unaudited)	-	$-	8,500,000	$8,500	$17,029	$(8,262)	$17,267

The accompanying notes are an integral part of these financial statements.

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC
Notes to the Financial Statements
March 31, 2014
(Unaudited)

NOTE 1 – CONDENSED FINANCIAL STATEMENTS AND SIGNIFCANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2014 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2013 audited financial statements.  The results of operations for the periods ended March 31, 2014 are not necessarily indicative of the operating results for the full year.

NOTE 2 – RELATED PARTY TRANSACTIONS

During the period ended from inception on December 18, 2013 through December 31, 2013 the Company issued 8,500,000 shares of common stock to a related party for cash of $20,000 and expenses paid on the Company's behalf of $5,529.

NOTE 3 – GOING CONCERN

Management has developed a strategic plan to develop its management team and business plan. Management anticipates generating sufficient revenue to fund the operations of the Company during the next fiscal year.

NOTE 4 – CAPITAL STOCK

Common shares: $0.001 par value, 70,000,000 shares authorized: 8,500,000 shares issued and outstanding as of March 31, 2014

Preferred shares: $0.001 par value, 5,000,000 shares authorized: no issued and outstanding shares as of March 31, 2014.

NOTE 5 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no material subsequent events to report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our initial public offering:

Securities and Exchange Commission Registration Fee	$12.83
Legal Fees	10,500.00
Accounting Fees	5,000.00
Printing and Engraving	1,000.00
Blue Sky Qualification Fees and Expenses	0.00
Transfer Agent Fee	600.00
Miscellaneous*	2,887.17

TOTAL	$20,000.00

* Estimated

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER

The Registrant is a Nevada corporation and the provisions of the Nevada Revised Statutes will be applicable to the indemnification the Registrant offers to its officer, director and agents. In its By-laws the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant's By-laws, to the fullest extent permissible by the Nevada Revised Statutes or other applicable laws. In its By-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Articles of Incorporation, the By-laws, and the Nevada Revised Statutes, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or there is reasonable cause to believe it was unlawful, or (iii) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant's consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Nevada Revised Statutes and also the Registrant's Articles of Incorporation and By-laws, filed herewith as exhibits.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Below is a chart of all the unregistered shareholder who purchased shares since inception. This shareholder is the sole shareholder, officer and director of the Company.

The chart provides detail on the sales price of the security, person purchasing the security, the date and amount of the security.

St	Cert No	Name	Common Stock Shares	per share $	Total Pd	Address	Method of Payment	Date of Payment	Underwriter	Exemption from Registration
CA	001	Tommie Ray	8,500,000	.0030034	$25,529	5850 Canoga Ave. 4th Floor Woodland Hills, CA 91367	Cash/Paid Expenses	12/29/13	No	Section 4(2)

On December 30, 2013, the Company issued 8,500,000 shares of 0.001 par value common stock to Tommie Ray, an officer and director, in exchange for cash of $20,000 and expenses paid on the Company's behalf of $5,529. This sale of stock did not involve any public offering, general advertising or solicitation. At the time of the issuance, Mr. Ray had fair access to and was in possession of all available material information about the Company, as he is the sole officer and director of HGWT. The shares will bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

ITEM 16. EXHIBITS

3.1	Articles of Incorporation for Have Gun Will Travel Entertainment, Inc. *
3.2	By-Laws of Have Gun Will Travel Entertainment, Inc. *
4.1	Form of Specimen Stock Certificate *
5.1	Opinion of Matthew McMurdo, Esq., legal counsel.
10.1	Treatment Purchase Agreement, dated February 25, 2014, by and between Have Gun Travel Entertainment, Inc.
10.2	Treatment Purchase Agreement, dated March 17, 2014, by and between Have Gun Travel Entertainment, Inc.
14.1	Code of Financial Conduct, Business Conduct and Ethics *
23.1	Consent of CPA Services Corp.
23.2	Consent of Matthew McMurdo, Esq. (included in Exhibit 5.1)
99.1	Subscription Agreement *

* Filed as an Exhibit to the Form S-1, filed by Have Gun Will Travel Entertainment, Inc. on February 5, 2014.

ITEM 17. UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the director, officer and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that:

A.   For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned  issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to the director, officer and controlling person of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, on May 7 , 2014.

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.

By:	/s/ Tommie Ray
Tommie Ray, President, Treasurer, Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Tommie Ray	Dated: May 7 , 2014
Tommie Ray, President, Treasurer, Secretary and Director
Principal Executive Officer Principal Financial Officer Principal Accounting Officer